Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

i-80 Gold Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Unallocated (Universal) Shelf	Common Shares, Warrants, Debt Securities, Convertible Securities, Subscription Receipts and Units (1)	457(o)	$155,195,158(1)	(1)	$155,195,158 (1)(2)	$ 0.0000927	$14,386.59

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$155,195,158		$14,386.59

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$14,386.59

(1)

There are being registered under this Registration Statement such indeterminate number of common shares, warrants, debt securities, convertible securities, subscription receipts and units of the registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price of not to exceed US$155,195,158 (converted from C$200,000,000 at an exchange rate of US$1.00=C$1.2887, which was the daily exchange rate as reported by the Bank of Canada on June 27, 2022, a date within 5 business days of filing this Registration Statement). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

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